UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2014

BROADRIDGE FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

001-33220	33-1151291
(Commission file number)	(I.R.S. Employer Identification No.)

1981 Marcus Avenue

Lake Success, New York 11042

(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 472-5400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On August 11, 2014, Broadridge Financial Solutions, Inc. (the “Company”) posted a corrected Earnings Webcast and Conference Call Presentation (the “Corrected Presentation”) on the Investor Relations page of its website at www.broadridge-ir.com. This Amendment No. 2 on Form 8-K/A (“Amendment No. 2”) replaces Exhibit 99.2 attached to the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission (the “SEC”) on August 8, 2014 (the “Amended Filing”) with a Corrected Presentation.

The attached Corrected Presentation was revised to correct a computational error in the reconciliation of the fiscal year 2015 forecast of Cash and cash equivalents in the Appendix on page 15 of Exhibit 99.2 of the Amended Filing. The reconciliation understated the beginning of year balance by $82 million. This correction does not have any impact on any other amounts or disclosures provided in the Amended Filing including the Company’s fiscal year 2015 Free cash flows guidance range. No modification or update is otherwise made to any other disclosures in the Amended Filing, nor does this Amendment No. 2 reflect any events occurring after the time of the Amended Filing.

A copy of the Corrected Presentation is being furnished as Exhibit 99.2 attached hereto and is incorporated herein by reference. The information furnished pursuant to Items 2.02, and 9.01, including Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description

99.2	Corrected Earnings Webcast & Conference Call Presentation dated August 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2014

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:	/s/ James M. Young
Name:	James M. Young
Title:	Vice President, Chief Financial Officer